UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under 240.14a-12

Tandem Diabetes Care, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Special Meeting of Stockholders to be Held                 , 2017

Dear Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of Tandem Diabetes Care, Inc., or the Special Meeting, which will be held at our offices, located at 11045 Roselle Street, San Diego, California 92121, on               ,               , 2017, at     :00     , local time.

We are holding the Special Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:

1.

To approve an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio not less than 1-for-8 and not greater than 1-for-12, with the exact ratio to be set within that range at the discretion of our board of directors before June 20, 2018 without further approval or authorization of our stockholders. The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by our stockholders, in its sole discretion.

2.	To transact any other business that may be properly brought before the Special Meeting or any adjournment or postponement thereof.

All of our stockholders of record as of                , 2017 are entitled to attend and vote at the Special Meeting, and at any adjournment or postponement of the Special Meeting. In the event that the necessary quorum to transact business is not obtained at the Special Meeting, the Special Meeting may be adjourned either by the chairman of the meeting or by vote of the holders of a majority of the shares represented in person or by proxy at the Special Meeting, in accordance with our bylaws and applicable law, to permit further solicitation of proxies.

Our board of directors recommends that you vote FOR an amendment to our certificate of incorporation to effect a reverse stock split as described.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the response to the question entitled “How can I vote my shares?” in the accompanying Proxy Statement or, if you requested to receive printed proxy materials, the enclosed proxy card.

By Order of the Board of Directors

Sincerely,

Kim D. Blickenstaff

President and Chief Executive Officer

San Diego, California

               , 2017

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials:               , 2017

PROXY STATEMENT FOR THE

2017 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                , 2017

Our board of directors is soliciting proxies for use at our special meeting of stockholders, or the Special Meeting, to be held on                ,               , 2017, at    :00      , local time, at the corporate offices of Tandem Diabetes Care, Inc., located at 11045 Roselle Street, San Diego, California 92121. Tandem Diabetes Care, Inc. is sometimes referred to herein as “we”, “us”, “our” or the “Company.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Special Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about this Proxy Statement or the Special Meeting, please see the response to the question entitled “Whom should I contact with other questions?” below.

Q:	What is the purpose of the Special Meeting?

A:

At the Special Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders, and any other matters that properly come before the Special Meeting.

Q:	When and where will the Special Meeting be held?

A:	You are invited to attend the Special Meeting on , 2017, at :00 , local time. The Special Meeting will be held at our corporate offices located at 11045 Roselle Street, San Diego, California 92121.
Q:	Why did I receive these proxy materials?

A:

We are making these proxy materials available in connection with the solicitation by our board of directors of proxies to be voted at the Special Meeting, and at any adjournment or postponement thereof. Your proxy is being solicited in connection with the Special Meeting because you owned our common stock at the close of business on                , 2017, which is the record date for the Special Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting.

You are invited to attend the Special Meeting in person to vote on the proposal described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares as described in the response to the question entitled “How can I vote my shares?” below and as described elsewhere in this Proxy Statement.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible.
Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

A:

Instead of mailing printed copies of our proxy materials to our stockholders, we have elected to provide access to them through the Internet under the SEC’s “notice and access” rules.  Accordingly, on or about                , 2017, we mailed a Notice of Internet Availability of Proxy Materials, or a Notice, to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including this Proxy Statement, which is available at www.astproxyportal.com/ast/         . The Notice also provides

instructions on how to vote your shares through the Internet, by telephone, or by mail.

Q:	What proposal will be voted on at the Special Meeting?

A:	The proposal to be voted on at the Special Meeting, and our board of directors’ voting recommendation with respect to the proposal, is as follows:

Proposal	Board’s Voting Recommendation
1.

Amendment to Our Certificate of Incorporation to Effect a Reverse Stock Split (the Reverse Split Proposal): The amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio not less than 1-for-8 and not greater than 1-for-12, with the exact ratio to be set within that range at the discretion of our board of directors before June 20, 2018 without further approval or authorization of our stockholders. The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion.

FOR

We will also consider any other business that properly comes before the Special Meeting, or any adjournment or postponement thereof. As of the record date, we are not aware of any other matters to be submitted for consideration at the Special Meeting.

If any other matters are properly brought before the Special Meeting, the persons named on the enclosed proxy card will vote the shares they represent using their best judgment. Kim D. Blickenstaff and John Cajigas, the designated proxy holders, are members of our management.

Q:	Who may vote at the Special Meeting?

A:

If you owned our common stock on                , 2017, the record date for the Special Meeting, your shares are eligible to be voted, in person or by proxy, at the Special Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On the record date, there were 50,228,931 shares of our common stock outstanding and entitled to vote at the Special Meeting. Please see the response to the question entitled “May I vote my shares in person at the Special Meeting?” below for additional information.

Q:	What is the quorum requirement for the Special Meeting?

A:

We need a quorum of stockholders in order to hold the Special Meeting. A quorum exists when at least a majority of the outstanding shares of our common stock entitled to vote as of the record date, or 25,616,755 shares, are represented at the Special Meeting, either in person or by proxy. If a quorum is not present, the Special Meeting may be adjourned either by the chairman of the meeting or by vote of the holders of a majority of the shares represented in person or by proxy at the Special Meeting, in accordance with our bylaws and applicable law, to permit further solicitation of proxies.

Q:	What vote is required to approve the proposal?

A:

Reverse Split Proposal: The approval of an amendment to our certificate of incorporation to effect the reverse stock split requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on the proposal.

Q:	What is the difference between a “stockholder of record” and a “beneficial owner”?

A:	You are considered to be a stockholder of record if your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, on the record date.
If, however, your shares are held in a brokerage account or by a bank, broker or other nominee, and not in your name, you are considered to be the beneficial owner of shares held in street name.

Q:	May I vote my shares in person at the Special Meeting?

A:	If you are the stockholder of record, you have the right to vote in person at the Special Meeting. When you arrive at the Special Meeting, you may request a ballot.

If you are the beneficial owner of shares held in street name, you are welcome to attend the Special Meeting, but you may not vote your shares in person at the Special Meeting unless you bring with you a proxy from the bank, broker or other nominee that holds your shares, which provides you the right to vote at the Special Meeting.

Admission to the Special Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Special Meeting. If you do not comply with these requirements, and any other instructions given by representatives of the Company at the Special Meeting, you will not be admitted to the Special Meeting.

Q:	What happens if I do not give specific voting instructions?

A:

If you are a stockholder of record and you indicate when voting that you wish to vote as recommended by our board of directors, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares as recommended by our board of directors on the proposal described in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

If you are a beneficial owner of shares held in street name and do not provide the nominee that holds your shares with specific voting instructions, the nominee will be unable to vote your shares since the proposal described in this Proxy Statement constitutes a “non-routine” matter under applicable rules . This is generally referred to as a “broker non-vote.” Please see the response to the question entitled “What is the effect of abstentions and broker non-votes?” below for additional information.

Q:	What is the effect of abstentions and broker non-votes?

A:

Shares held by persons attending the Special Meeting but not voting, and shares represented by proxies that reflect abstentions as to the proposal, will be counted as present for purposes of determining the presence of a quorum. The approval of an amendment to our certificate of incorporation to effect the reverse stock split requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on the proposal, so abstentions will have the same effect as a vote against the proposal.

A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to non-routine matters.  The amendment to our certificate of incorporation to effect the reverse stock split is considered a non-routine matter.  Because the only proposal to be voted upon at the Special Meeting is considered a non-routine matter, broker non-votes will not occur and will have no impact on the outcome of the proposal.

Q:	How can I vote my shares?

A:	With respect to the Reverse Split Proposal, you may either vote “For” or “Against” the proposal, or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record

If you are a stockholder of record, you may vote in person at the Special Meeting. Alternatively, you may vote by proxy through the Internet, by phone or by mail as described below. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. If you have already voted by proxy, you may still attend the Special Meeting and vote in person, and your vote at the Special Meeting will have the effect of revoking your proxy. Please see the response to the question entitled “How may I revoke or change my vote after submitting my proxy?” below for additional information.

•	To vote in person, please attend the Special Meeting and request a ballot when you arrive.
•

To vote through the Internet, go to www.voteproxy.com and follow the instructions provided on the website. In order to cast your vote, you will be asked to provide the control number from the Notice or, if you requested to receive printed proxy materials, the control number from the proxy card that was mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on                , 2017. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

•

To vote by phone, call toll-free 1-800-PROXIES (1-800-776-9437) if calling from the United States, or 1-718-921-8500 if calling from foreign countries, from any touch-tone telephone and follow the instructions. In order to cast your vote, you will be asked to provide the control number from the Notice or, if you requested to receive printed proxy materials, the proxy card mailed to you. Telephonic voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on                , 2017. Our telephonic voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

•

To vote by mail using a proxy card, you must request to receive printed proxy materials by following the instructions included in the Notice. The proxy card will be provided with the printed proxy materials. Once received, simply complete, sign and date the proxy card and return it promptly in the envelope provided.

Beneficial Owner

If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received a Notice or a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions in the materials received from your bank, broker or other nominee to vote your shares. To vote in person at the Special Meeting, you must obtain a valid proxy from your bank, broker or other nominee.

Q:	How may I revoke or change my vote after submitting my proxy?

A:	You may revoke your proxy or change your vote at any time before the final vote at the Special Meeting.

The procedures for revoking your proxy or changing your vote are as follows:

Stockholder of Record

If you are a stockholder of record, you may revoke your proxy in one of the four following ways:

•	you may vote again by Internet or telephone at a later time (prior to the deadline for Internet or telephone voting);
•	you may submit another properly completed proxy card with a later date;
•	you may send a written notice that you are revoking your proxy to Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121, Attention: General Counsel; or
•	you may attend the Special Meeting and vote in person (however, simply attending the Special Meeting will not, by itself, revoke your proxy or change your vote).

Your most current Internet proxy, telephone proxy or proxy card will be the one that is counted at the Special Meeting.

Beneficial Owner

If you are a beneficial owner of shares, you may revoke your proxy by following the instructions provided to you by your bank, broker or other nominee.

Q:	What are the costs of soliciting these proxies?

A:

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email, but will be paid no additional compensation for these services. Although we have not retained a proxy solicitor to assist in the solicitation of proxies, we may do so in the future, and do not believe that the cost of any such proxy solicitor will be material. We may reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding these proxy materials to their principals and in obtaining authority to execute proxies.

Q:	Where can I find voting results of the Special Meeting?

A:

In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Special Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Special Meeting and final voting results will be published once they are known by us.

Q:	Whom should I contact with other questions?

A:

If you have additional questions about this Proxy Statement or the Special Meeting, please contact: Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121, Attention: General Counsel, Telephone: (858) 366-6900.

PROPOSAL 1: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

On June 20, 2017, our board of directors unanimously approved, subject to stockholder approval, an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of not less than 1-for-8 and not greater than 1-for-12, with the exact ratio to be set within that range by our board of directors before June 20, 2018 without further approval or authorization of our stockholders.  The board of directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. Upon the effectiveness of the amendment to our certificate of incorporation effecting the reverse stock split, the issued and outstanding shares of our common stock will be reclassified and converted into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares within the approved reverse stock split range.

If this proposal is approved by our stockholders as proposed, our board of directors would have the sole discretion to:

•	fix the specific ratio for the reverse stock split, provided that the ratio would be not less than 1-for-8 and not more than 1-for-12.; and
•	approve the filing of the amendment to our certificate of incorporation with the designated ratio to effect the reverse stock split at any time prior to June 20, 2018.

We believe that enabling our board of directors to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, which are described in more detail under the heading “—Criteria to be Used for Decision to Apply the Reverse Stock Split.”

The reverse stock split, if approved by our stockholders, would become effective upon the filing of the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.  The exact timing of the filing of the amendment (and of the effectiveness of the reverse stock split) will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but will not occur after June 20, 2018. In addition, our board of directors reserves the right, in its sole discretion, to abandon the filing of the amendment (and the effectiveness of the reverse stock split) if, at any time prior to the effectiveness of the amendment, our board of directors determines that it is no longer in our best interest or the best interests of our stockholders to proceed.  Our board of directors reserves this right notwithstanding that stockholder approval for the filing of the amendment may have been obtained, and without the requirement for further action by our stockholders.

The primary reason for effecting the reverse stock split is to increase the per share trading price of our common stock so as to:

•	maintain the listing of our common stock on the NASDAQ Global Market, and seek to avoid the delisting of our common stock from that market in the future;
•	broaden the pool of investors that may be interested in investing in our common stock by attracting investors who may prefer to invest in shares that trade at higher share prices;
•	make our common stock a more attractive investment to institutional investors; and
•	provide us an opportunity to raise funds to execute our business plan and finance our strategic objectives.

Our board of directors further believes that an increased stock price may also encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve the liquidity of our shares and lower average transaction costs for our stockholders.

The reverse stock split would not change the number of authorized shares of our common stock as set forth in our amended and restated certificate of incorporation. Therefore, because the reverse stock split would result in the number of issued and outstanding shares of common stock decreasing, the number of authorized shares of common stock remaining available for issuance would increase from 49,771,069 to approximately 93,721,384 (as of June 30, 2017, assuming a 1-for-8 reverse stock split ratio) or approximately 95,814,256 (as of June 30, 2017, assuming a 1-for-12 reverse stock split ratio), proportionately to the ratio of the reverse stock split.

The additional authorized shares of common stock would be available for issuance from time to time for corporate purposes including, without limitation, raising additional capital, acquisitions of companies or assets, strategic partnerships or collaborations, sales of securities convertible into or exercisable for our common stock, or restructuring indebtedness.  We believe that the availability of the additional authorized shares will provide us with the flexibility to raise the necessary capital to execute our business plan and finance our strategic objectives, and to otherwise take advantage of favorable opportunities as they arise. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. In December 2014, we filed a registration statement on Form S-3 with the SEC, which was declared effective on December 19, 2014. Under this shelf registration statement, we may from time to time offer and sell any combination of common stock, preferred stock, warrants or units in one or more offerings.  We desire to have the authorized shares available to provide additional flexibility to use our common stock for business and financial purposes in the future.

In evaluating the reverse stock split, our board of directors took into consideration a number of negative factors commonly associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by some investors and analysts, as well as the fact that the stock prices of some companies that effect reverse stock splits do not necessarily trade at levels commensurate with expectations based on the applicable reverse stock split ratios.  Our board of directors, however, determined that these potential negative factors were significantly outweighed by the potential benefits, and believes that the increase of the per share market price of our common stock that may result from the reverse stock split may allow us to maintain the listing of our common stock on the NASDAQ Global Market, encourage greater interest in our common stock from market participants, enhance the acceptability and marketability of our common stock, improve our ability to raise additional capital to execute our business plans and finance our strategic objectives and promote greater liquidity for our stockholders.

The form of the proposed amendment to our amended and restated certificate of incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement. Any amendment to our certificate of incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by our board of directors, within the range approved by our stockholders.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the amendment to our amended and restated certificate of incorporation to effect the reverse stock split, our board of directors will be authorized to proceed with the reverse stock split.  In determining whether to proceed with the reverse stock split, and setting the exact ratio within the range approved by our stockholders, our board of directors will consider a number of factors, including the historical and projected trading price of our common stock, existing and anticipated market conditions, the marketability and liquidity of our common stock, which ratio would result in the least administrative cost to us, and the impact on our ability to raise additional capital to execute our business plans and finance our strategic objectives. However, even if the reverse stock split is approved by our stockholders, our board of directors reserves the right to abandon the reverse stock split at any time.

Effect of the Reverse Stock Split

The reverse stock split will be effected simultaneously with respect to all issued and outstanding shares of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share.  The treatment of fractional shares resulting from the reverse stock split is described in more detail under the heading “—Fractional Shares.”

The reverse stock split will not change the existing terms of our common stock. After the reverse stock split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized.  The common stock that remains outstanding following the reverse stock split will continue to be fully paid and non-assessable.

The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934.

Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and we expect that our common stock will continue to be listed for trading on the NASDAQ Global Market.

The reverse stock split would not change the number of authorized shares of our common stock or preferred stock as set forth in our amended and restated certificate of incorporation.  In addition, the undesignated status of our preferred stock would not be impacted.

As of the effective time of the reverse stock split, all outstanding options and warrants and other rights to acquire our common stock will be proportionately reduced in the same ratio as the reduction in the number of shares of outstanding common stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share. Correspondingly, the per share exercise or purchase price of such options and warrants will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to such options and warrants will remain approximately the same.  In addition, as of the effective time, we will adjust and proportionately decrease the total number of shares of our common stock that may be the subject of future grants under our equity incentive plans.

Assuming reverse stock split ratios of 1-for-8, 1-for-10 and 1-for-12 (which reflect the low, middle and high end of the range that our stockholders are being asked to approve), the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options and warrants, as well as for awards that may be issued pursuant to our existing equity incentive plans, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the reverse stock split and based on securities outstanding as of June 30, 2017.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-8	Reverse Stock Split Ratio of 1-for-10	Reverse Stock Split Ratio of 1-for-12
Number of Shares of Common Stock Issued and Outstanding	50,228,931	6,278,616	5,022,893	4,185,744
Number of Shares of Common Stock Reserved for Future Issuance	12,662,204	1,582,776	1,266,221	1,055,184
Weighted Average Exercise Price of Options and Warrants	$6.18	$49.46	$61.83	$74.17

If this proposal to amend our amended and restated certificate of incorporation to effect a reverse stock split is approved and our board of directors elects to effect the reverse stock split, the number of issued and outstanding shares of our common stock will be reduced in proportion to the ratio of the split chosen by our board of directors. Accordingly, if a reverse stock split is effected, the number of authorized shares of our common stock will be proportionally increased.

Additionally, if this proposal is approved and our board of directors elects to effect the reverse stock split, we would communicate to the public, prior to the effective date of the stock split, additional details regarding the reverse split, including the specific ratio selected by our board of directors. If the board of directors does not implement the reverse stock split by June 20, 2018, the authority granted in this proposal to implement the reverse stock split will terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their direct or indirect ownership of shares of our common stock and securities convertible or exercisable for our common stock.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

Reverse Stock Split

The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. If the reverse stock split is implemented, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio.

In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock. Also, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares.

Increase in the Number of Authorized and Unissued Common Stock

Because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase.  Future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders of the Company.

The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of our board of directors. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which the Company is aware to accumulate common stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if our board of directors elects to proceed with the reverse stock split, our board of directors will determine the ratio of the reverse stock split to be implemented within the range approved by our stockholders, and we will file the amendment with the Secretary of State of the State of Delaware reflecting the designated ratio. As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.

Beneficial Owners of Common Stock. Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in “street name” through a bank, broker, or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions about the reverse stock split, the stockholder is encouraged to contact their bank, broker or other nominee.

Registered Holders of Common Stock. Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent, American Stock Transfer & Trust Company, LLC. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock. As of the date of this proxy statement, certain of our shares of common stock were held in certificated form. Stockholders of record at the time of the reverse stock split who hold shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates representing shares of our common stock to the transfer agent.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who would otherwise be entitled to receive a fractional share as a result of the reverse stock split will receive one whole share of common stock in lieu of such fractional share.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ or appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such rights.

Accounting Consequences

The reverse stock split will not affect total assets, liabilities or shareholders’ equity. However, the per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

In addition, the reverse stock split will not affect the par value of a share of our common stock.  As a result, as of the effective time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.

Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of a reverse stock split to us and to stockholders that hold shares of our common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, or the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of our common stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, or who acquired their shares of our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of a reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides, and any state or local tax considerations are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company. We believe that a reverse stock split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with a reverse stock split. In addition, we do not expect a reverse stock split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to Stockholders.

Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of a reverse stock split, except stockholders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. A stockholder’s tax basis in the shares received as a result of the reverse split will be equal, in the aggregate, to his or her basis in the shares exchanged, increased by the income or gain attributable to the rounding up of fractional shares, as described herein. New shares attributable to the rounding up of fractional shares to the nearest whole number of shares may be treated for tax purposes as if the fractional shares constitute a disproportionate dividend distribution. Such stockholders generally should recognize ordinary income to the extent of earnings and profits of the Company allocated to the portion of each whole share attributable to the rounding up process, and the remainder, if any, may be treated as a return of tax basis and gain received from the exchange of property. The stockholder’s holding period for the shares of common stock it receives in a reverse stock split should include the stockholder's holding period for the shares of common stock exchanged in the reverse stock split. The portion of the shares received by a stockholder that are attributable to rounding up for fractional shares will have a holding period commencing on the effective date of the reverse split.

Individual tax circumstances can vary, and stockholders should consult their own tax advisors regarding the tax effects to them, based on their particular circumstances, in particular, stockholders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share and with respect to allocating tax basis and holding period among their post-reverse stock split shares.

Vote Required and Board of Directors Recommendation

Pursuant to the Delaware General Corporation Law, this proposal must be approved by the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on the proposal. Abstentions with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same effect as a vote against this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our “named executive officers” (determined by reference to our definitive proxy statement for our 2017 Annual Meeting of Stockholders);
•	each of our directors; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of June 30, 2017, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Information about each person, or group of affiliated persons, that is the beneficial owner of more than 5% of our outstanding shares of common stock has been obtained based on information provided to us by, or filed with the SEC by, such stockholders. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock reported to be beneficially owned by them.

The address for each director and executive officer listed is: c/o Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121.

Percentage of beneficial ownership is based on 50,228,931 shares of common stock outstanding as of June 30, 2017.

Name	Number of Shares Beneficially Owned	Warrants Exercisable by August 29, 2017	Options Exercisable by August 29, 2017	Percentage Beneficially Owned
5% or Greater Stockholders:
Frontier Capital Management Company, LLC	4,901,870			9.8%
Wasatch Advisors, Inc.	3,677,281			7.3%
Delphi Ventures and Affiliated Entities(1)	3,668,019			7.3%
Domain Partners and Affiliated Entities(2)	3,243,448	358,359		7.1%
TPG Biotechnology Partners III, L.P.(3)	2,496,194	275,153		5.5%

Directors and Named Executive Officers:
Kim D. Blickenstaff(4)	2,007,939	135,633	1,267,044	6.6%
John Cajigas(5)	59,816	5,228	361,873	*
Brian B. Hansen	8,974		50,625	*
John F. Sheridan	7,763		243,303	*
Dick P. Allen(6)	172,211	31,867	80,460	*
Edward L. Cahill(7)	1,739,154		63,750	3.6%
Fred E. Cohen(8)			63,750	*
Howard E. Greene, Jr.(9)	117,865	25,933	80,460	*
Douglas A. Roeder(10)	3,668,019		63,750	7.4%
Jesse I. Treu(11)	3,243,448	358,359	63,750	7.2%
Christopher J. Twomey(12)	43,070	7,001	88,638	*
All directors and executive officers as a group (13 individuals)	11,118,077	567,275	3,139,321	27.5%

*	Represents beneficial ownership of less than one percent (1.0%)

(1)

Consists of (i) 3,632,552 shares held by Delphi Ventures VIII, L.P., and (ii) 35,467 shares held by Delphi BioInvestments VIII, L.P. (together, the “Delphi Funds”). Delphi Management Partners VIII, L.L.C. is the general partner of each of the Delphi Funds. The managing members of Delphi Management Partners VIII, L.L.C. are Douglas A. Roeder, one of our directors, James J. Bochnowski, David L. Douglass and Deepika R. Pakianathan, Ph.D. Delphi Management Partners VIII, LLC and each of the foregoing managing members may be deemed a beneficial owner of the reported shares, but each disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. The address for all entities and individuals affiliated with Delphi Ventures is 160 Bovet Rd, Suite #408, San Mateo, CA 94402

(2)

Consists of (i) 3,189,058 shares and warrants to purchase up to 352,351 shares held by Domain Partners VII, L.P. and (ii) 54,390 shares and warrants to purchase up to 6,008 shares held by DP VII Associates, L.P. (together, the “Domain Funds”). One Palmer Square Associates VII, L.L.C. is the general partner of each of the Domain Funds. The managing members of One Palmer Square Associates VII, L.L.C. are Jesse I. Treu, one of our directors, James Blair, Brian Dovey, Nicole Vitullo and Brian Halak. One Palmer Square Associates VII, L.L.C. and each of the foregoing managing members may be deemed a beneficial owner of the reported shares, but each disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. The address for all entities and individuals affiliated with Domain Partners is c/o Domain Associates, L.L.C., One Palmer Square, Princeton, NJ 08542.

(3)

TPG Group Holdings (SBS) Advisors, Inc. is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P., which is the sole member of TPG Biotechnology GenPar III Advisors, LLC, which is the general partner of TPG Biotechnology GenPar III, L.P., which is the general partner of TPG Biotechnology Partners III, L.P., which directly holds (i) 2,496,194 shares and (ii) warrants to purchase 275,153 shares. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. TPG Group Holdings (SBS) Advisors, Inc. and each of the foregoing shareholders may be deemed a beneficial owner of the reported shares, but each disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. The address for all entities and individuals affiliated with TPG Group Holdings (SBS) Advisors, Inc. is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(4)	Includes 2,007,939 shares and warrants to purchase up to 135,633 shares held by the Kim Blickenstaff Revocable Trust dated April 15, 2010.
(5)

Includes 41,463 shares and warrants to purchase up to 5,228 shares held by the John Cajigas and Mary E. Cajigas Family Trust, dated August 11, 2005. Mr. Cajigas is co-trustee of the John Cajigas and Mary E. Cajigas Family Trust, dated August 11, 2005 and has shared voting and investment power over the shares held by the John Cajigas and Mary E. Cajigas Family Trust, dated August 11, 2005.

(6)

Consists of (i) 131,598 shares and warrants to purchase up to 27,796 shares held by the Allen Family Trust dated October 12, 1981, (ii) 38,975 shares and warrants to purchase up to 4,071 shares held by Allen Cornerstone Ventures, L.P., (iii) 819 shares held by the Gammon Children’s 2000 Trust FBO Hannah Lee Gammon and (iv) 819 shares held by the Gammon Children’s 2000 Trust FBO Jake Allen Gammon. Mr. Allen is trustee of the Allen Family Trust dated October 12, 1981. Mr. Allen is Managing Partner of Allen Cornerstone Ventures, L.P. and Mr. Allen disclaims beneficial ownership of the shares held by Allen Cornerstone Ventures, L.P., except to the extent of his proportionate pecuniary interest therein. Mr. Allen is co-trustee of the Gammon Children’s 2000 Trust FBO Hannah Lee Gammon and has shared voting and investment power over the shares held by the Gammon Children’s 2000 Trust FBO Hannah Lee Gammon, and disclaims beneficial ownership of such shares. Mr. Allen is co-trustee of the Gammon Children’s 2000 Trust FBO Jake Allen Gammon and has shared voting and investment power over the shares held by the Gammon Children’s 2000 Trust FBO Jake Allen Gammon, and disclaims beneficial ownership of such shares.

(7)

Consists of (i) 1,739,154 shares that are held by HLM Venture Partners II, L.P. and (ii) options granted to Mr. Cahill personally pursuant to our director compensation program. Mr. Cahill is one of our directors. Mr. Cahill and Peter J. Grua are the managing members of HLM Venture Associates II, L.L.C., which is the general partner of HLM Venture Partners II, L.P. Mr. Cahill has shared voting and investment power over the shares held by HLM Venture Partners II, L.P. Mr. Cahill disclaims beneficial ownership of the shares held by HLM Venture Partners II, L.P., except to the extent of his proportionate pecuniary interest therein.

(8)

Consists of options granted to Dr. Cohen personally pursuant to our director compensation program. Dr. Cohen is one of our directors, and is a Partner and Managing Director of TPG Biotech, which is an affiliate of TPG Biotechnology Partners III, L.P. Dr. Cohen has no voting or investment power over the shares held by TPG Biotechnology Partners III, L.P. Dr. Cohen disclaims beneficial ownership of the shares held by TPG Biotechnology Partners III, L.P.

(9)	Includes 117,865 shares and warrants to purchase up to 25,933 shares held by the Greene Family Trust.
(10)

Consists of (i) the shares identified in footnote 1 and (ii) options granted to Mr. Roeder personally pursuant to our director compensation program. Mr. Roeder is one of our directors. Mr. Roeder, James J. Bochnowski, David L. Douglass and Deepika R. Pakianathan, Ph.D are the managing members of Delphi Management Partners VIII, LLC, which is the general partner of each of the Delphi Funds. Mr. Roeder has shared voting and investment power over the shares held by the Delphi Funds. Mr. Roeder disclaims beneficial ownership of the shares held by the Delphi Funds, except to the extent of his proportionate pecuniary interest therein.

(11)

Consists of (i) the shares identified in footnote 2 and (ii) options granted to Mr. Treu personally pursuant to our director compensation program. Mr. Treu is one of our directors. Mr. Treu, James Blair, Brian Dovey, Nicole Vitullo and Brian Halak are the managing members of One Palmer Square Associates VII, L.L.C., which is the general partner of each of the Domain Funds. Mr. Treu has shared voting and investment power over the shares held by the Domain Funds. Mr. Treu disclaims beneficial ownership of the shares held by the Domain Funds, except to the extent of his proportionate pecuniary interest therein.

(12)

Consists of (i) 25,498 shares and warrants to purchase up to 4,291 shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and (ii) 17,572 shares and warrants to purchase up to 2,710 shares held by Twomey Family Investments, LLC. Mr. Twomey is co-trustee of the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002 and has shared voting and investment power over the shares held by the Christopher J. Twomey and Rebecca J. Twomey Family Trust UTD September 20, 2002. Mr. Twomey is Co-Manager of Twomey Family Investments, LLC and Mr. Twomey disclaims beneficial ownership of the shares held by Twomey Family Investments, LLC, except to the extent of his proportionate pecuniary interest therein.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2018 must be received by us no later than December 7, 2017 in order to be included in our proxy statement and form of proxy relating to that meeting. In order to be included in the proxy statement, these proposals must comply with the requirements as to form and substance established by the SEC for such proposals.

Under our amended and restated bylaws, a stockholder who wishes to make a proposal at the 2018 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than the close of business on January 16, 2018 and no later than the close of business on February 15, 2018. Our amended and restated bylaws specify certain requirements regarding the form and content of such a notice.

STOCKHOLDERS SHARING THE SAME ADDRESS

SEC rules permit companies, brokers, banks, agents and other nominees to deliver a single copy of a proxy statement (and, where applicable, an annual report) to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their bank, broker or other nominee and have consented to householding will receive only one copy of our proxy statement.

If you would like to opt out of this practice for future mailings and receive separate proxy statements for each stockholder sharing the same address, please contact your bank, broker or other nominee. You may also obtain additional copies of a proxy statement without charge by contacting us at Tandem Diabetes Care, Inc., 11045 Roselle Street, San Diego, California 92121, Attention: General Counsel, or by telephone to (858) 366-6900.

Stockholders sharing an address that are receiving multiple copies of a proxy statement can request delivery of a single copy of the proxy statement by contacting their bank, broker or other nominee, or by contacting us as indicated above.

OTHER MATTERS

We do not know of any business other than that described in this Proxy Statement that will be presented for consideration or action by the stockholders at the Special Meeting. If, however, any other business is properly brought before the Special Meeting, the shares of our common stock represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

By Order of the Board of Directors

Sincerely,

Kim D. Blickenstaff

President and Chief Executive Officer

San Diego, California

__________, 2017

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TANDEM DIABETES CARE, INC.,

a Delaware corporation

Tandem Diabetes Care, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST:  The name of the corporation is Tandem Diabetes Care, Inc. (the “Corporation”).

SECOND: The Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof, and authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment of Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”).

THIRD:  Upon the effectiveness of this Certificate of Amendment pursuant to the DGCL, Article IV of the Certificate of Incorporation is hereby amended by adding the following paragraph to the end of Article IV:

“C.Reverse Stock Split.Effective immediately upon the filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each

(     ) shares of Common Stock then issued and outstanding, or held in the treasury of the Corporation, immediately prior to the Effective Time shall automatically be reclassified and converted into one (1) share of Common Stock, without any further action by the Corporation or the respective holders of such shares (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. A holder of Common Stock who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share.

FOURTH: This Certificate of Amendment has been duly approved by the Board of Directors in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment has been duly approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 228 of the DGCL.

A-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of this
                day of       , 2017.

TANDEM DIABETES CARE, INC.

Kim D. Blickenstaff

President and Chief Executive Officer

TANDEM®
DIABETES CARE

11045 Roselle Street
San Diego, CA 92121

www.tandemdiabetes.com